UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2025

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

941 W. Morse Blvd.

Suite 100

Winter Park FL 32789

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with the previously disclosed June 16th securities offering of SRM Entertainment, Inc., Mr. Weike Sun was appointed Chairman of the Board of Directors (the “Board”).

On June 19, 2025, the Board appointed Christopher Melton, Zhihong Liu, and Zi Yang, all of whom are independent as defined by the Nasdaq Listing Rules, to each of the committees of the Board.

The Board appointed Mr. Melton as Chair of the Audit Committee.

The Board appointed Mr. Yang as Chair of the Nominating and Corporate Governance Committee.

The Board appointed Mr. Liu as Chair of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: June 20, 2025	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer